HOLLYER BRADY SMITH & HINES LLP
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                                                 October 30, 2003



To the Trustees of Capital Cash Management Trust

     We consent to the incorporation by reference into post-effective amendment No. 45 under the 1933 Act and No. 28 under the 1940 Act of our opinion dated August 16, 1999.


                                            Hollyer Brady Smith & Hines LLP



                                            /s/ William L. D. Barrett
                                            by__________________________
                                                    Partner